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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                   PURSUANT TO SECTION 12(b) OR (g) OF THE

                       SECURITIES EXCHANGE ACT OF 1934

                          STRUCTURED PRODUCTS CORP.
                          -------------------------

            (Exact name of registrant as specified in its charter)

                Delaware                               13-3692801
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(State of incorporation or organization)    (IRS Employer Identification No.)
          390 Greenwich Street
           New York, New York                             10013

(Address of principal executive offices)               (Zip Code)



If this form relates to the If this form relates to the registration of a class of securities registration of a class of securities pursuant to Section 12(b) of the pursuant to Section 12(g) of the Exchange Act and is effective pursuant Exchange Act and is effective pursuant to General Instruction A. (c), please to General Instruction A. (d), please
check the following box. [x]             check the following box. [ ]

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      Securities to be registered pursuant to Section 12(b) of the Act:

          Title of Each Class                Name of Each Exchange on Which
           to be so Registered               Each Class is to be Registered
-          -------------------               ------------------------------
       1,200,000 Credit-Enhanced
   Corporate-Backed Trust Securities
 (Credit-Enhanced CorTS(R)) Certificates,
 with a principal amount of $30,000,000
          (the "Certificates")                   New York Stock Exchange
      Securities to be registered pursuant to Section 12(g) of the Act:
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                                     None
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